EXHIBIT 24
POWER OF ATTORNEY
                  Each person signing below designates and appoints ROBERT D. SZNEWAJS and ANDERS GILTVEDT, and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-4 to be filed by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering shares of common stock of West Coast Bancorp authorized for issuance under the Agreement and Plan of Merger dated February 1, 2006, among West Coast Bancorp, West Coast Bank and Mid-Valley Bank, as such agreement may be amended, together with any and all amendments (including post-effective amendments) to the registration statement. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.
          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 15th day of March, 2006.

Signature	Title

/s/ Lloyd D. Ankeny

Lloyd D. Ankeny	Director and Chairman of the Board

/s/ Michael J. Bragg

Michael J. Bragg	Director

/s/ Duane C. McDougall

Duane C. McDougall	Director

/s/ Steven J. Oliva

Steven J. Oliva	Director

/s/ J.F.Ouderkirk

J.F. Ouderkirk	Director

/s/ Steven N. Spence

Steven N. Spence	Director

/s/ Robert D. Sznewajs

Robert D. Sznewajs	President, Chief Executive Officer and Director

/s/ David J. Truitt

David J. Truitt	Director

/s/ Nancy A. Wilgenbusch

Nancy A. Wilgenbusch, PhD.	Director